Exhibit 1.01

Advanced Semiconductor Engineering, Inc.

Conflict Minerals Report

For the year ended December 31, 2016

Corporate Overview

Advanced Semiconductor Engineering, Inc. (“ASE”, “we”, “our”, “us”) is among the world’s leading companies in semiconductor packaging and testing sector. Our services include semiconductor packaging, production of interconnect materials, front-end engineering testing, wafer probing and final testing services, as well as integrated solutions for electronic manufacturing services in relation to computers, peripherals, communications, industrial, automotive, and storage and server applications. We utilize gold, tantalum, tin and tungsten which are necessary to deliver our packaging, materials and electronic manufacturing services.

We have manufacturing facilities located in Taiwan, China, Malaysia, Japan, Singapore, Korea and the United States that provide packaging, testing and materials services to many semiconductor companies around the world. A typical customer engagement involves receiving consigned silicon wafers from the customer, performing a series of manufacturing services to the wafers, and delivering a completed, packaged integrated circuit back to the customer.

Since our acquisition of a controlling interest in Universal Scientific Industrial Co., Ltd. in February 2010, we provide a broad range of electronic manufacturing services to a global customer base. We have manufacturing facilities located in Taiwan, China and Mexico that provide electronic manufacturing services. In providing these services, we acquire numerous electronic and non-electronic components, and assemble them into sub-assemblies and finished products.

Product Scope

We determine gold, tin, tungsten or tantalum (“3TG” or “conflict minerals”) are “necessary to the functionality or production” of a product manufactured or contracted to be manufactured by ASE.

(1)	For our packaging and materials services, we typically add gold and tin as direct materials in the manufacturing process, and we occasionally add tungsten and tantalum. We do not use gold, tin, tungsten or tantalum in our testing services.

(2)	For our electronic manufacturing services, typical materials and components which we utilize include solder (tin based), electrolytic capacitors (tantalum bearing), integrated circuits (gold wire) and high temperature wires (tungsten). Gold, tin, tungsten and tantalum are essential to our electronic manufacturing services.

All packaging and materials services and electronic manufacturing services we provide contain one or more of the conflict minerals: gold, tin, tungsten or tantalum.

Reasonable Country of Origin Inquiry (RCOI)

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether 3TG have originated in the Democratic Republic of the Congo (“DRC”) or its adjoining countries (the “Covered Countries”), or are from recycled or scrap sources.

Our RCOI included to:

(1)	Identify our suppliers who provided us with materials containing 3TG and then use the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict-Free Sourcing Initiative (“CFSI”) to facilitate transparency of the supply chain regarding 3TG sourced from the smelters and refiners.

We identified 324 suppliers in the reporting period and used the CMRTs to identify the Smelters or Refiners (“SoRs”) of 3TG and their origin countries.

(i)	For our packaging and materials services, a total of 115 suppliers provided us with materials containing 3TG.

(ii)	For our electronic manufacturing services, we selected 209 suppliers from a total of 1,328 suppliers who provided us with 3TG materials by the following assessment criteria: (1) the suppliers with purchase amounts greater than US$1 million in 2016, which in aggregate accounted for more than 95% of our total purchase amount, and (2) the suppliers whose conflict minerals are used in the services we provide to our top three customers.

(2)	Confirm with our suppliers that they are in compliance with our conflict minerals policy and their covenant to disclose the source information of the smelters and refiners under the representation letters.

Based on our RCOI results, we have reason to believe that the conflict minerals in our products may have originated in the Covered Countries or may not come from recycled or scrap sources. Therefore, we conducted due diligence on the source and chain of custody of the conflict minerals in our products.

Below are the results of our Reasonable Country of Origin Inquiry, or RCOI.

Gold – Packaging and Materials Services

1.	During 2016, we purchased gold for our packaging and materials services from a total of 51 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from third parties. Based on the CMRTs we collected, we identified a total of 84 SoRs from which we indirectly purchased gold in 2016 for our packaging and materials services. All 51 of our gold suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced gold during 2016, representing 100% of our total gold expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, the 84 SoRs from which we indirectly purchased gold in 2016 for our packaging and materials services are participants in at least one of (i) the Conflict-Free Smelter Program (“CFSP”) operated by the Conflict-Free Sourcing Initiative (“CFSI”), (ii) the Gold Industry—London Bullion Market Association (“LBMA”), or (iii) the Gold Industry— Responsible Jewellery Council (“RJC”).

Gold – Electronic Manufacturing Services

1.	During 2016, we purchased gold for our electronic manufacturing services from a total of 175 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from other third parties. Based on the CMRTs we collected, we identified 135 SoRs from which we indirectly purchased gold in 2016 for our electronic manufacturing services. 168 of our gold suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced gold during 2016, representing 96% of our total gold expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, 100 of the SoRs from which we indirectly purchased gold in 2016 for our electronic manufacturing services are participants in at least one of (i) the CFSP operated by the CFSI, (ii) the LBMA, or (iii) the RJC.

Tin – Packaging and Materials Services

1.	During 2016, we purchased tin for our packaging and materials services from a total of 70 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 43 SoRs from which we indirectly purchased tin in 2016 for our packaging and materials services. All 70 of our tin suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tin during 2016, representing 100% of our total tin expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, the 43 SoRs from which we indirectly purchased tin in 2016 for our packaging and materials services are participants in the CFSP operated by the CFSI.

Tin – Electronic Manufacturing Services

1.	During 2016, we purchased tin for our electronic manufacturing services from a total of 186 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified 99 SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2016. 170 of our tin suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced tin during 2016, representing 96% of our total tin expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, 76 of the SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2016 are participants in the CFSP operated by the CFSI.

Tungsten – Packaging and Materials Services

1.	During 2016, we purchased tungsten for our packaging and materials services from a total of 4 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from a SoR or another third party. Based on the CMRTs we collected, we identified 8 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2016. All 4 of our tungsten suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tungsten during 2016, representing 100% of our total tungsten expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, the 8 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2016 are participants in the CFSP operated by CFSI or participants in the Tungsten Industry—Conflict Minerals Council (“TI-CMC”).

Tungsten – Electronic Manufacturing Services

1.	During 2016, we purchased tungsten for our electronic manufacturing services from a total of 109 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 51 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2016. 102 of our tungsten suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced tungsten during 2016, representing 94% of our total tungsten expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, 41 of the SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2016 are participants in either the CFSP operated by the CFSI or the TI-CMC program.

Tantalum – Packaging and Materials Services

1.	During 2016, we purchased tantalum for our packaging and materials services from one supplier. Such supplier is not a SoR, and it purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 5 SoRs from which we indirectly purchased tantalum in 2016 for our packaging and materials services. Our only tantalum supplier for our packaging and materials services responded to our request to identify the SoRs from which they sourced tantalum during 2016, representing 100% of our total tantalum expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, 5 of the SoRs from which we indirectly purchased tantalum in 2016 for our packaging and materials services are participants in the CFSP operated by the CFSI.

Tantalum – Electronic Manufacturing Services

1.	During 2016, we purchased tantalum for our electronic manufacturing services from a total of 90 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs collected, we identified 48 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2016. 83 of our tantalum suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced tantalum during 2016, representing 92% of our total tantalum expenditure.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2016, 46 of the SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2016 are participants in the CFSP operated by the CFSI.

Part I. Due Diligence

Design of Due Diligence

ASE designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”), including the related supplements on tantalum, tin, tungsten and gold.

Due Diligence Measures Performed

OECD Step 1	Establish strong company management systems
A. Adopt and clearly communicate to suppliers and public

The ASE Group Corporate Policy for Sourcing Conflict Minerals is posted on our website (and attached here as Annex A) to address our commitment to exercise due diligence in accordance with the OECD Guidance.

Additionally, we distribute our conflict minerals policy to each of our suppliers of conflict minerals who must agree that the policy will be complied with and required each supplier to certify they understand our conflict minerals policy and will comply with its covenants.

B. Structure internal management to support due diligence

Our conflict minerals management team is a comprehensive cross-functional team under the direction of our Chief Operating Officer (“COO”).

The team is responsible for implementing the conflict minerals compliance mechanism, including planning, analysis, tracking, monitoring, and communication and reporting for the business wide initiative.

C. Establish a system of controls and transparency over the mineral supply chain

Conflict minerals procedures are documented in our specifications system and managed by our conflict minerals management team. The bills-of-materials required for different customer products across all manufacturing operations are controlled by our manufacturing execution system software.

The primary method for gathering conflict mineral data is through the deployment and gathering of Conflict Free Sourcing Initiative (“CFSI”), which is developed by Conflict Minerals Reporting Template (“CMRT”). We store such data and maintain other related records for a minimum of five years in a comprehensive filing system.

Aligned with industry practice, we utilize a conflict minerals data tool to manage a large number of suppliers’ CMRTs, auto-validates smelter status with updated CFSI smelter list and aggregates smelter reporting for our customers.

D. Strengthen company engagement with suppliers	ASE communicates our conflict minerals policy and requirements to relevant suppliers through supplier’s representation letter. In addition to the formal written documentation, ASE is building person-to-person links between employees and suppliers to improve the quality and consistency of supplier communications. We hold an annual supplier seminar to announce new requirements, and provide training to suppliers to enable them to better understand how to improve their conflict minerals monitoring mechanism, including smelter data quality. We amended and added conflict minerals terms to our ASE Group Purchase Order pursuant to which our suppliers agree (i) to use industry standard efforts to ensure 3TG materials covered by the purchase order and sourced from mines in the DRC or the Covered Countries do not directly or indirectly finance illegal militia in the above-mentioned area, (ii) to promptly notify us if any materials covered by the purchase order do contain conflict minerals that are not DRC Conflict Free and to provide a report on the mine and/or smelter of origin of the conflict minerals and the related chain of custody and (iii) to only supply us with materials that contain DRC Conflict Free minerals sourced from certified DRC Conflict Free smelter and refinery programs.
E. Establish grievance mechanism

ASE encourages suppliers and employees to have open and honest dialog on issues of mutual interest.

We provide two email addresses (ASE_CM@aseglobal.com and conflictminerals@ms.usi.com.tw) for general surveys, inquiries and grievances regarding our conflict minerals program. Our conflict mineral mechanism can also be found on our website (http://www.aseglobal.com/en/Csr/SupplyChainDevelopment.asp and http://www.usish.com/english/minerals.asp).

OECD Step 2	Identify and assess risk in the supply chain
A. Identify risks in the supply chain

Our process for identifying conflict minerals risk in the supply chain is as follows:

(a)  Identify all our suppliers who provide direct materials and components which may contain conflict minerals being necessary to the functionality or production of our products.

(b)  Conduct an annual suppliers’ survey through the CMRTs to identify the SoRs and the origin countries of conflict minerals.

(c)  Review each received CMRT based on our internal standard procedure to check the quality such as the suppliers’ conflict minerals policies, suppliers’ data collection from next tier suppliers, and SoRs identification and disclosure.

(d)  For our electronic manufacturing services, depending on the complexity of the supply chain, we:

• Assess the value of the annual purchase volume of all conflict minerals. • Prioritize conflict mineral sources by dollar volume to leverage impact from available analytical resources.
B. Assess risks of adverse impacts

(a) Assess data gathered on the CMRTs to identify potential inconsistencies or “red flags.”

(b) Define annual supplier risk criteria.

(c) Carry out on-site or document audit for suppliers determined as at-risk suppliers according to the risk criteria.

(d) Follow up as appropriate to resolve items of concern.

OECD Step 3	Design and implement a strategy to respond to identified risks
A. Report finding to designated senior management	Periodic reviews are held and status are reported to our COO and Chief Financial Officer (“CFO”) who are also our Corporate Sustainability Committee members and senior management in order for them to be aware of current conflict minerals compliance status.
B. Devise and adopt a risk management plan

Our risk management plan includes tracking SoRs information to check if they may be from DRC or the Covered Countries, or not from scrap or recycled sources.

We compare supplier smelter data to CFSI RCOI data to identify actual smelter origins.

Additionally, We use a corporate standard conflict minerals audit checklist and implement an on-site or document audit process to validate suppliers’ mechanisms related to important aspects of conflict minerals management.

Finally, we continue to work with non-compliant suppliers to obtain CFSP certification, or other independence third party audit program. Suppliers unwilling or incapable of achieving such certification are considered to be replaced by compliant suppliers.

C. Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management

We use CMRTs and the up-to-date CFSP compliant smelter lists to monitor and track our suppliers and their SoRs information. For compliance year 2016, our packaging and materials services received CMRTs from 100% of our conflict minerals suppliers surveyed and electronic manufacturing services received CMRTs from 97% of our conflict mineral suppliers surveyed.

We request our suppliers to provide an updated response of their CMRTs if there is any change. We maintain a regular communication channel with our senior management as mentioned-above.

D. Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

We have begun supplier audits to assess the accuracy of data and statements made by larger suppliers. This program will be broadened over time.

As a member (code: ASEG) of the EICC and CFSI, RCOI data is accessible to use and to manage our suppliers’ smelters and refiners information.

OECD Step 4	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For Compliance Year 2016, ASE has undertaken an Independent Private Sector Audit (IPSA) of our Conflict Minerals Report in compliance with the requirements set forth in the SEC Conflict Minerals Final Rule and subsequent SEC Guidance.

As a member of CFSI, we leverage the due diligence conducted on smelters by the CFSP which uses independent third-party auditors to audit the source of the conflict minerals used by smelters.

OECD Step 5	Report on supply chain due diligence.
We report annually on our supply chain due diligence activities including the conflict minerals program in our annual sustainability report and we file a Form SD and Conflict Minerals Report (“CMR”) for Compliance Year 2016 with the US Securities and Exchange Commission on or before the May 31, 2017 deadline in compliance with the SEC Conflict Minerals Final Rule and subsequent guidance. This information is publicly available on our company website at http://www.aseglobal.com/en/Csr/SupplyChainDevelopment.asp.

Part II. Due Diligence Determination and Product Declaration

Product Declaration

Our RCOI results did not provide us a sufficient level of confidence to enable us to report that all our products are conflict-free. Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, we therefore conducted additional due diligence on the source and chain of custody of the necessary conflict minerals in our products in order to obtain reasonable and reliable evidence that the gold, tin, tungsten or tantalum used by us in 2016 either (i) did not directly or indirectly benefit violent organizations in the Democratic Republic of the Congo or adjacent regions or (ii) came from recycled or scrap sources.

Based on our RCOI analysis and due diligence measures described in this report, we made the following product determinations.

Packaging and Materials Services:

We reasonably believe that the identified SoRs used in all our packaging and materials services products are DRC Conflict-Free.

Electronic Manufacturing Services:

We reasonably believe that the identified SoRs used in our System in Module/System in Package products, Wireless Modules, Visual Product Devices, and SSD are DRC Conflict-Free, and all other products from our electronic manufacturing services are DRC Conflict Undeterminable.

Glossary

A glossary of abbreviations and terms is included in Annex C.

Facilities used to Process Conflict Minerals

A list of smelters and refiners that sourced conflict minerals utilized in our services is provided in Annex D.

Conflict Minerals Country of Origin

A list of countries where conflict minerals were mined or extracted is listed in Annex E. These minerals may have been smelted or refined in the country of extraction or in facilities around the world.

Part III – Future Due Diligence Improvements

•	Continue to improve our conflict minerals process for new suppliers.

•	Continue to work with our suppliers to confirm that they understand and comply with ASE’s conflict minerals policy and requirements.

•	Work with our suppliers to ensure that the smelters and refiners they source conflict minerals from in our supply chain are actively participating or progressing toward CFSP listing or other independence third party audit programs.

•	Assess suppliers’ due diligence processes through on-site audits so as to assist suppliers to build up and improve their internal management systems.

•	Enhance our conflict minerals data tool with advanced management and analysis functionalities.

•	Annually hold supplier seminars to assist suppliers with their conflict minerals programs.

Part IV – Independent Private Sector Audit

We obtained an independent private sector audit by KPMG. The independent accountant’s report is set forth in Annex B.

Annex A – ASE Group Corporate Policy for Sourcing Conflict Minerals

The mining and distribution of “conflict minerals”1 originating from the Democratic Republic of the Congo (the “DRC”) are sometimes controlled by violent organizations in order to fund conflict in that country and adjacent regions. Our industry supply chains are inadvertently subject to metals derived from these conflict minerals which can be introduced through the metals we use such as gold, tin, tantalum and tungsten. ASE Group is dedicated to the elimination of these conflict minerals in our supply chain and to using only responsibly sourced “conflict-free minerals”2. We expect our suppliers to source conflict-free minerals from smelters or refineries that have been certified by an independent third party audit program to fulfill our objective. It is also our objective to support the continued use of conflict-free minerals from the DRC and its adjacent regions such that responsible mining is not diminished. We exercise due diligence with our suppliers on the origin and supply chain of minerals in accordance with the “OECD Due Diligence for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” to establish conflict minerals management mechanism.

All suppliers to ASE Group must support this policy by:

(a)	Being diligent in their assessment and validation of their supply chains to ensure ASE Group’s objectives of a transparent supply chain and conflict-free purchases are inputs to the services and products we produce.

(b)	Be in compliance at all times with all regional and international regulations for conflict minerals.

(c)	Be in compliance at all times with industry standards for the sourcing and reporting of conflict minerals.

(d)	Being diligent and accurate in their formal assurances of conflict-free minerals provided to us.

[1]	Conflict minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives as defined in the Dodd-Frank Act section 1502 and SEC Rule 13p-1 under the Securities Exchange Act of 1934.

[2]	Conflict-free minerals are conflict minerals that through their distribution directly or indirectly do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.

Annex B –Independent Accountants’ Report

Independent Accountants’ Report

To the Board of Directors and Shareholders of Advanced Semiconductor Engineering Inc.:

We have examined:

•	whether the design of Advanced Semiconductor Engineering Inc. (the “Company”) due diligence framework as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2016 (the “Conflict Minerals Report”), is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the section titled “Part I. Due Diligence.”

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2016, as set forth in the Company’s Conflict Minerals Report, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed for the reporting period from January 1 to December 31, 2016 as set forth in its Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 31, 2017

Annex C – Glossary

Term	Explanation
ASE	Advanced Semiconductor Engineering, Inc.
CFSI	Conflict Free Sourcing Initiative
CFSP	Conflict Free Smelter Program
CMRT	Conflict Minerals Reporting Template
DRC Conflict Free	DRC Conflict-free minerals are conflict minerals that, through their mining or distribution, directly or indirectly, do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.
EICC	Electronic Industry Citizenship Coalition
GeSI	Global e-Sustainability Initiative
OECD	Organisation for Economic Co-operation and Development
LBMA	London Bullion Market Association
RCOI	Reasonable Country of Origin Inquiry
RJC	Responsible Jewellery Council
SoR	Smelter or Refiner
TI-CMC	Tungsten Industry—Conflict Minerals Council

Annex D – Smelter List

Material	Smelter Identification Number	Smelter or Refiner Name	Smelter Location
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Métaux S.A.	SWITZERLAND
Gold	CID000197	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000292	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000295	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID000315	Nihon Material Co., Ltd.	JAPAN
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000359	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	CID000362	DODUCO GmbH	GERMANY
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000438	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	CID000538	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000767	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID000988	Korea Metal Co., Ltd.	KOREA (REPUBLIC OF)
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID001105	Heraeus Ltd. Hong Kong	CHINA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	CID001173	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	CID001182	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001191	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001322	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001337	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001428	Asahi Pretec Corp.	JAPAN
Gold	CID001460	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001468	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001477	Dowa	JAPAN
Gold	CID001482	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID001498	PX Précinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001555	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	CID001562	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
Gold	CID001585	SEMPSA Joyería Platería S.A.	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001754	Accurate Refining Group	UNITED STATES OF AMERICA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001898	Mitsubishi Materials Corporation	JAPAN
Gold	CID001909	Great Wall Precious Metals Co,. LTD.	CHINA
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	CID001955	Torecom	KOREA (REPUBLIC OF)
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002180	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID002355	Faggi Enrico S.p.A.	ITALY
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002567	Sudan Gold Refinery	SUDAN
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)

Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002773	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002851	AURA-II	UNITED STATES OF AMERICA
Gold	CID002852	Gujarat Gold Centre	INDIA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002863	Bangalore Refinery	INDIA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	CID000410	Duoluoshan	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	Molycorp Silmet A.S.	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002540	Plansee SE Liezen	AUSTRIA
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck GmbH Goslar	GERMANY
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	CID002556	Plansee SE Reutte	AUSTRIA
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	CID002571	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	CID002590	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000307	PT Justindo	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondônia S.A.	BRAZIL
Tin	CID000466	Feinhütte Halsbrücke GmbH	GERMANY

Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zi-Li	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineração Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	CID001305	FSE Novosibirsk Refinery
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001393	PT Alam Lestari Kencana	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	INDONESIA
Tin	CID001412	PT Bangka Putra Karya
Tin	CID001416	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001466	PT Seirama Tin Investment	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CID001486	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA

Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002507	Phoenix Metal Ltd.	RWANDA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Gold	CID002587	Tony Goetz NV	BELGIUM
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID002593	CV Tiga Sekawan	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002706	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	CID002757	PT O.M. Indonesia	INDONESIA
Gold	CID002761	SAAMP	FRANCE
Tin	CID002773	Metallo-Chimique N.V.	BELGIUM
Tin	CID002774	Elmet S.L.U.	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID002825	An Thai Minerals Co., Ltd.	VIET NAM
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002859	Gejiu Jinye Mineral Company	CHINA

Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	CID002532	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	CID002541	H.C. Starck GmbH	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	CID002845	Moliren Ltd	RUSSIAN FEDERATION

Annex E – Countries of Origin of Conflict Minerals

It is likely that we used conflict minerals from many of the following sources as well as some that are not identified.

Australia	Austria	Bolivia (Plurinational State of)	Brazil
Burundi	Cambodia	Canada	Chile
China	Colombia	Congo (Democratic Republic of)	Ecuador
Ethiopia	France	Guatemala	Guinea
Guyana	Honduras	India	Indonesia
Japan	Laos	Madagascar	Malaysia
Mexico	Mongolia	Mozambique	Myanmar
Namibia	Nicaragua	Nigeria	Panama
Peru	Portugal	Russia	Rwanda
Sierra Leone	Spain	Thailand	Uganda
United States of America	Uzbekistan	Vietnam	Zimbabwe
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